EXHIBIT 10.4
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                         EXECUTIVE EMPLOYMENT AGREEMENT
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         THIS AGREEMENT, made and entered into as of October 1, 2003 (the
"Effective Date"), by and among PrivateBancorp, Inc. (hereinafter referred to as "PrivateBancorp"), The PrivateBank (St. Louis) (the "Bank" and together with PrivateBancorp, hereinafter the "Employer"), and Richard C. Jensen (hereinafter called the "Executive").


                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

         WHEREAS, the Employer desires to continue to employ the Executive as Chairman and Chief Executive Officer of the Bank, and the Executive desires to continue in such employment;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and subject to the conditions precedent set forth herein, the parties agree as follows:

         1. Employment and Term.

                  (a) Employment. PrivateBancorp shall cause the Bank to employ, and the Bank shall employ, the Executive as the Chairman and Chief Executive Officer of the Bank, and the Executive shall so serve, for the term set forth in Paragraph 1(b).

                  (b) Term. The Executive's employment under this Agreement shall commence on the Effective Date and extend through September 30, 2004, subject to the extension of such term as hereinafter provided and subject to earlier termination as provided in Paragraph 7. The term of this Agreement shall automatically be extended for an additional year as of October 1, 2004 and each anniversary date thereof unless, no later than ninety (90) days prior to any such renewal date, either the board of directors of PrivateBancorp (the "Board"), or a duly authorized committee thereof, on behalf of the Employer, or the Executive gives written notice to the other, in accordance with Paragraph 15, that the term of this Agreement shall not be so extended. Anything in this Agreement to the contrary, if at any time during the Executive's period of employment under this Agreement there is a Change in Control (as defined in Paragraph 7), the term of this Agreement shall automatically extend to a date which is two (2) years from the date of the Change in Control (and shall be further extended pursuant to the foregoing provisions of this Paragraph 1(b), unless written notice to the contrary is given in accordance with this Paragraph 1(b)).

         2. Duties and Responsibilities.

                  (a) The duties and responsibilities of the Executive shall be of an executive nature as shall be required by the Employer in the conduct of its business. The Executive's powers and authority shall be as prescribed by the by-laws of the Employer, if applicable, and shall include all those presently delegated to the Executive, together with the performance of such other duties and responsibilities as the Chief Executive Officer of the Employer may from time to time assign to the Executive not inconsistent with the Executive's position(s) with the Employer. The Executive recognizes, that during the period of the Executive's employment hereunder, the Executive owes an undivided duty of loyalty to the Employer, and agrees to

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devote the Executive's entire business time and attention to the performance of said duties and responsibilities and to use the Executive's best efforts to promote and develop the business of the Employer. Recognizing and acknowledging that it is essential for the protection and enhancement of the name and business of the Employer and the goodwill pertaining thereto, the Executive shall perform his duties under this Agreement professionally, in accordance with the applicable laws, rules and regulations and such standards, policies and procedures established by the Employer and the industry from time to time, including the Employee's Corporate Code of Ethics. The Executive will not perform any duties for any other business without the prior written consent of the Employer, but may engage in charitable, civic or community activities, provided that such duties or activities do not materially interfere with the proper performance of the Executive's duties under this Agreement. During the period of employment, the Executive agrees to serve as a director on the Board of Directors of the Employer and/or the board of directors or managers, as applicable, of any of its subsidiaries and affiliates, as well as to serve as a member of any committee of any said boards, to which the Executive may be elected or appointed.

                  (b) Notwithstanding that this Agreement provides for the employment of the Executive in the Executive's capacity as the Chairman and Chief Executive Officer of the Bank, nothing herein contained shall assure the Executive of, nor in any manner shall be construed to constitute an agreement by the Employer to the, continued employment of the Executive after the expiration or termination of this Agreement in such capacity or in any other capacity.

         3. Base Salary. For services performed by the Executive for the Employer pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Employer shall pay the Executive a base salary at the rate of one hundred eighty two thousand dollars ($182,000) per year, payable in substantially equal installments in accordance with the Employer's regular payroll practices. The Executive's base salary (with any increases under this Paragraph 3) shall not be subject to reduction without the Executive's written consent. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Employer or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement. Executive's base salary shall be subject to review from time to time, and the Employer may (but is not required to) increase the base salary as the Board, in its discretion, may determine.

         4. Annual Bonuses. For each fiscal year during the term of employment, the Executive shall be eligible to receive a bonus in the amount, if any, as may be determined from time to time by the Board in its discretion.

         5. Equity Incentive Compensation. During the term of employment hereunder, the Executive shall be eligible to participate in the PrivateBancorp, Inc. Incentive Compensation Plan, and in any other equity-based incentive compensation plan or program adopted by the Employer, including (but not by way of limitation) any plan providing for the granting of (a) options to purchase stock, (b) restricted stock or (c) similar equity-based units or interests to officers of the Employer.

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         6. Other Benefits. In addition to the compensation described in
Paragraphs 3, 4 and 5, above, the Executive shall also be entitled to the following:

                  (a) Participation in Benefit Plans. The Executive shall be entitled to participate in such life insurance, disability, medical, dental, pension, profit sharing and retirement plans and other programs as may be made generally available from time to time by the Employer for the benefit of executives of the Executive's level or its employees generally.

                  (b) Vacation. The Executive shall be entitled to such number of days of vacation with pay during each calendar year during the period of employment in accordance with the Employer's applicable personnel policy as in effect from time to time.

                  (c) Executive Perquisites. The Employer shall furnish Executive with such perquisites as are provided from time to time by the Employer to its officers generally and are suitable to the Executive's position, adequate for the performance of the Executive's duties hereunder, and reasonable in the circumstances. Without limitation of the foregoing, Employer shall pay the cost of Executive's membership in one downtown club and shall reimburse Executive for the cost of annual country club dues at one country club of which Executive is a member, in each case subject to Employer approval of the club.

                  (d) Expense Reimbursement. The Employer shall reimburse the Executive for all reasonable expenses incurred by the Executive in performing services hereunder, which are incurred and accounted for in accordance with the Employer's policies and procedures applicable thereto.

         7. Termination. Unless earlier terminated in accordance with the following provisions of this Paragraph 7, the Employer shall continue to employ the Executive and the Executive shall remain employed by the Employer during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 8 hereof sets forth certain obligations of the Employer in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and in Paragraph 8 hereof are defined in Paragraph 7(d), below. In the event of termination of the Executive's employment with the Employer for any reason, or if the Executive is required by the Board, the Executive agrees to resign, and shall automatically be deemed to have resigned, from any offices (including any directorship) the Executive holds with the Employer and/or any of its affiliates effective as of the termination date of the Executive's employment hereunder, or, if applicable, effective as of a date selected by the Board; provided, however, that the foregoing resignation shall not prejudice or otherwise affect the Executive's rights and obligations, if any, under this Agreement.

                  (a) Death or Disability. Except to the extent otherwise provided in Paragraphs 8, 12 and 13 with respect to death benefits and certain post-Date of Termination obligations of the parties, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes Disabled (as hereinafter defined). The Board shall promptly give the Executive written notice of any such determination of the Executive's Disability and of any decision of the Board to terminate the Executive's employment by reason thereof. In the event of Disability, until the Date of Termination, the base salary payable to the Executive under Paragraph 3 hereof shall be

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reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Employer.

                  (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from the Executive's employment hereunder for Cause (as hereinafter defined). Except to the extent otherwise provided in Paragraphs 8, 12 and 13 with respect to certain post-Date of Termination obligations of the parties, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 15 of this Agreement.

                  (c) Termination for Other Reasons. The Employer may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 15. The Executive may resign from the Executive's employment with or without Good Reason, without liability to the Employer, by giving written notice to the Employer in accordance with Paragraph 15 at least thirty (30) days prior to the Date of Termination; provided, however, that no resignation shall be treated as a resignation for Good Reason unless the written notice thereof is given within sixty (60) days after the occurrence which constitutes "Good Reason" or during the ninety (90) day period described in the final sentence of Paragraph 7(d)(vi); provided, further, that the Employer retains the right after proper notice of the Executive's voluntary termination to require the Executive to cease the Executive's employment immediately. Except to the extent otherwise provided in Paragraphs 8, 12 and 13 with respect to certain post-Date of Termination obligations of the parties, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns for any reason or no reason.

                  (d) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

                           (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid, (D) any grants and awards vested or accrued under any equity-based incentive compensation plan or program and (E) all other benefits which have accrued as of the Date of Termination. For the purpose of this Paragraph 7(d)(i), except as provided in the applicable plan, program or policy, amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board in accordance with the applicable plan, program or policy.

                           (ii) "Cause" shall mean (A) the Executive's willful and continued (for a period of not less than ten (10) business days after written notice thereof) failure to perform substantially the duties of his employment (other than as a result of physical or

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         mental incapacity, or while on vacation); or (B) the Executive's willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer; or (C) the Executive's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability (with "vicarious liability" meaning liability based on acts of the Employer for which the Executive is charged solely as a result of his offices with the Employer and in which he was not directly involved and did not have prior knowledge of such actions or intended actions); provided, however, that no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Employer; and provided further that no act or omission by the Executive shall constitute Cause hereunder unless the Employer has given detailed written notice thereof to the Executive, and the Executive has failed to remedy such act or omission.

                           (iii)    "Change in Control" shall mean the
         occurrence of any one of the following events:

                                    (A) Any "person" (as such term is used in
                  Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of PrivateBancorp or any of its subsidiaries, or (ii) a corporation owned directly or indirectly by the stockholders of PrivateBancorp in substantially the same proportions as their ownership of stock of PrivateBancorp, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of PrivateBancorp representing 20% or more of the total voting power of the then outstanding shares of capital stock of PrivateBancorp entitled to vote generally in the election of directors (the "Voting Stock"), provided, however, that the following shall not constitute a change in control: (1) such person becomes a beneficial owner of 20% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from PrivateBancorp, or (2) such person becomes a beneficial owner of 20% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by PrivateBancorp; provided, further, that in the event a person described in clause (1) or (2) shall thereafter increase (other than in circumstances described in clause (1) or (2)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall be deemed to become a beneficial owner of 20% or more of the Voting Stock for purposes of this Paragraph (A), provided such person continues to beneficially own 20% or more of the Voting Stock after such subsequent increase in beneficial ownership, or

                                    (B) During any period of two consecutive
                  years, individuals (the "Incumbent Board"), who at the beginning of such period constitute the Board, and any new director, whose election by the Board or nomination for election by PrivateBancorp's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the

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                  beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

                                    (C) Consummation of a reorganization, merger
                  or consolidation or the sale or other disposition of all or substantially all of the assets of PrivateBancorp (a "Business Combination"), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns PrivateBancorp or all or substantially all of PrivateBancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Voting Stock of PrivateBancorp, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

                                    (D) Approval by the stockholders of
                  PrivateBancorp of a plan of complete liquidation or dissolution of PrivateBancorp.

         The Board has final authority to construe and interpret the provisions of the foregoing Paragraphs (A), (B), (C) and (D) and to determine the exact date on which a Change in Control has been deemed to have occurred thereunder.

                           (iv) "Date of Termination" shall mean (A) in the event of a discharge of the Executive for or without Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a resignation by the Executive, the date specified in the written notice to the Employer, which date shall be no less than thirty
         (30) days from the date of such written notice (or such earlier date as the Employer may elect in its sole discretion), (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of Disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination.

                           (v) "Disabled" and "Disability" shall mean that the Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6) consecutive month period, or an aggregate period of nine
         (9) months out of any consecutive twelve (12) months, during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially all of the Executive's usual and customary duties under this Agreement or (ii) the date that a reputable physician selected by the Board, and as to whom the Executive has no reasonable objection, determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under

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         this Agreement for a period of at least six (6) consecutive months. If any question arises as to whether the Executive is Disabled, upon reasonable request therefore by the Board, the Executive shall submit to a reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability.

                           (vi) "Good Reason" shall mean the occurrence, other than in connection with a discharge, of any of the following without the Executive's consent: (A) the Executive is not re-elected or is removed from the positions with the Employer set forth in Paragraph 1(a), other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or (B) the Executive shall fail to be vested by the Employer with the power and authority of any of said positions, excluding for this purpose any isolated action not taken in bad faith and which is remedied by the Employer promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 15; or (C) any failure by the Employer to materially comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 15; (D) the Employer giving notice to the Executive pursuant to Paragraph 1(b) that the term of this Agreement shall not be extended upon the expiration of the then-current term; or (E) the Employer requiring the Executive to be based at an office or location which is more than 50 miles from the Executive's office as of the Effective Date or any renewal date of the extended term of this Agreement. In addition, any termination by the Executive during the ninety (90) day period beginning on the first anniversary of the date of a Change in Control shall be deemed to be for "Good Reason."

                           (vii) "Notice of Termination" shall mean a written notice which (A) indicates the specific termination provision in this Agreement relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (C) if the Date of Termination is to be other than the date of receipt of such notice or the date otherwise specified under this Agreement, specifies the termination date.

         8. Obligations of the Employer Upon Termination. The following provisions describe the obligations of the Employer to the Executive under this Agreement upon termination of employment. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Employer or any of its affiliates or subsidiaries, or under any compensation or benefit plan, program, policy or practice of the Employer or any of its affiliates or subsidiaries.

                  (a) Death, Disability, Discharge for Cause, or Resignation without Good Reason. In the event this Agreement terminates pursuant to Paragraph 7(a) by reason of the death or Disability of the Executive, pursuant to Paragraph 7(b) by reason of the discharge of the Executive by the Employer for Cause, or pursuant to Paragraph 7(c) by reason of the resignation of the Executive other than for Good Reason, the Employer shall pay to the Executive, or the Executive's heirs or estate in the event of the Executive's death, all Accrued Obligations in a

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lump sum in cash within thirty (30) days after the Date of Termination;
provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, incentive compensation, insurance benefits or other employee benefits shall be determined and paid in accordance with the terms of the relevant plan or policy as applicable to the Executive. In addition, in the event this Agreement terminates pursuant to Paragraph 7(a) by reason of death of the Executive, the Employer shall pay to the Executive's heirs or estate death benefits in a lump sum amount equal to six (6) months of the Executive's then-current annual base salary.

                  (b) Discharge without Cause or Resignation with Good Reason. In the event that this Agreement terminates pursuant to Paragraph 7(c) by reason of the discharge of the Executive by the Employer other than for Cause, death or Disability or by reason of the resignation of the Executive for Good Reason:

                           (i) The Employer shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, incentive compensation, insurance benefits or other employee benefits shall be determined and paid in accordance with the terms of the relevant plan or policy as applicable to the Executive;

                           (ii) Within thirty (30) days after the Date of Termination, the Employer shall pay to the Executive a bonus for the year during which termination occurs, calculated as a prorata portion of the Executive's prior year's bonus amount (if any) based on the number of days elapsed during the year through the Date of Termination;

                           (iii) Severance payments equal to one hundred percent (100%) of the sum of (A) the Executive's then-current annual base salary, plus (B) the average of the sum of the bonus amounts earned by the Executive with respect to the three (3) calendar years (or such fewer number of years as Executive has been employed) immediately preceding the calendar year in which the Executive's Date of Termination occurs, payable in substantially equal monthly installments for a period of twelve (12) months (the "Severance Period") in accordance with the Employer's regular payroll practices; and

                           (iv) Continuation for the Severance Period of the Executive's right to maintain COBRA continuation coverage under the applicable plans at premium rates on the same "cost-sharing" basis as the applicable premiums paid for such coverage by active employees as of the Date of Termination.

In the event that upon the expiration of the Severance Period, Executive is not employed or otherwise providing compensated services of any type, and has not done so during the final ninety (90) days of the Severance Period, the Employer may, in its sole discretion (which discretion need not be applied in a consistent manner from one executive to another), agree to extend the Severance Period for up to an additional six (6) months (the "Extended Severance Period"). The payments to Executive described in subParagraph (iii) above and the reduced COBRA continuation premium described in subParagraph (iv) above shall continue during the

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Extended Severance Period, subject to earlier termination effective as of the first day of the month following the date on which the Executive becomes employed or provides compensated services of any type (including self-employment).

         The Executive shall provide such information as the Employer may reasonably request to determine Executive's continued eligibility for the payments and benefits provided by this Paragraph 8(b).

                  (c) Effect of Change in Control. In the event that a Change in Control occurs and this Agreement thereafter terminates pursuant to Paragraph 7(c) by reason of the discharge of the Executive by the Employer other than for Cause, death or Disability, or by reason of the resignation of the Executive for Good Reason:

                           (i) The Employer shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, incentive compensation, insurance benefits or other employee benefits shall be determined and paid in accordance with the terms of the relevant plan or policy as applicable to the Executive;

                           (ii) Within thirty (30) days after the Date of Termination, the Employer shall pay to the Executive a bonus for the year during which termination occurs, calculated as a prorata portion of the Executive's prior year's bonus amount (if any) based on the number of days elapsed during the year through the Date of Termination;

                           (iii) The Employer shall pay the Executive a lump sum payment within thirty (30) days after such termination of employment in the amount of two (2) times the sum of the following:

                                    (A) the amount of the Executive's annual
                  base salary determined as of the Date of Termination, or the date immediately preceding the date of the Change in Control, whichever is greater; plus

                                    (B) the greater of (A) the Executive's bonus
                  amount, if any, for the calendar year immediately preceding that in which the Date of Termination occurs, or (B) the average of the sum of the bonus amounts earned by the Executive with respect to the three (3) calendar years (or such fewer number of years as Executive has been employed) immediately preceding the calendar year in which the Executive's Date of Termination occurs, or if such sum would be greater, with respect to the three (3) calendar years immediately preceding the calendar year of the date of the Change in Control; plus

                                    (C) the sum of:

                                            (I) the annual value of the
                           contributions that would have been expected to be made or credited by the Employer to, and benefits expected to be accrued under, the qualified and non-qualified

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                           employee profit sharing, 401(k), pension and any
                           other benefit plans maintained by the Employer to or for the benefit of the Executive; plus

                                            (II) the annual value of the Other
                           Benefits described in Paragraph 6(a) and (c) above.

         For purposes of subParagraph (C)(I) above, the annual value of the contributions and accruals to or under the employee benefit plans shall be determined on the basis of the actual rate of contributions or accruals, as applicable, and the provisions of the plans as in effect during the calendar year immediately preceding the date of the Change in Control, or if the value so determined would be greater, during the calendar year immediately preceding the Date of Termination. The "annual value" of the executive perquisites described in Paragraph 6(c) for purposes of subParagraph (C)(II) above shall be deemed to equal 7.5% of the annual base salary amount applicable under clause (iii)(A) above.

         The Executive shall also be entitled to outplacement services for a reasonable period of time as agreed between the Executive and the Employer.

         Notwithstanding the foregoing, if a Change in Control occurs and this Agreement is terminated prior to the Change in Control pursuant to Paragraph 7(c) by reason of the discharge of the Executive by the Employer other than for Cause, death or Disability or by reason of the resignation of the Executive for Good Reason, then the Executive shall be deemed for purposes of this Paragraph 8(c) to have so terminated pursuant to Paragraph 7(c) immediately following the date the Change in Control occurs if it is reasonably demonstrated by the Executive that such earlier termination was (i) at the request of a third party who had taken steps reasonably calculated to effect the Change in Control, or
(ii) otherwise arose, or the circumstances that precipitated the termination otherwise arose, in connection with or in anticipation of the Change in Control.

                  (d) Effect on Other Amounts. The payments provided for in this Paragraph 8 shall be in addition to all other sums then payable and owing to the Executive, shall be subject to applicable federal and state income and other withholding taxes and shall be in full settlement and satisfaction of all of the Executive's claims and demands. Upon such termination of this Agreement, the Employer shall have no rights or obligations under this Agreement, other than its obligations under this Paragraph 8, and the Executive shall have no rights and obligations under this Agreement, other than the Executive's obligations under Paragraphs 12 and 13 hereof (to the extent applicable); provided, however, termination of this Agreement shall not terminate the obligation of the Executive to pay to the Employer any amounts for which the Executive may be liable to the Employer under any provision of the Sarbanes-Oxley Act of 2002 (including, without limitation, Section 304 of such Act), or any rules and regulations promulgated thereunder, as amended from time to time.

                  (e) Conditions. Any payments or benefits made or provided pursuant to this Paragraph 8 are subject to the Executive's:

                           (i) compliance with the provisions of Paragraphs 12 and 13 hereof (to the extent applicable);

                           (ii) delivery to the Employer of an executed Release and Severance Agreement, which shall be substantially in the form attached hereto as Exhibit A, with such changes therein or additions thereto as needed under then applicable law to give effect to its intent and purpose; and

                           (iii) delivery to the Employer of a resignation from all offices, directorships and fiduciary positions with the Employer, its affiliates and employee benefit plans.

Notwithstanding the due date of any post-employment payments, any amounts due under this Paragraph 8 shall not be due until after the expiration of any revocation period applicable to the Release and Severance Agreement.

         9. Certain Additional Payments by the Employer.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Employer to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  (b) Subject to the provisions of Paragraph (c), below, all determinations required to be made under this Paragraph 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the independent public accountants then regularly retained by the Employer (the "Accounting Firm") in consultation with counsel acceptable to Executive, which shall provide detailed supporting calculations both to the Employer and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder) in consultation with counsel acceptable to Executive. All fees and expenses of the Accounting Firm and such counsel shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this Paragraph 9, shall be paid by the Employer to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise

Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Employer and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Employer should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Employer exhausts its remedies pursuant to Paragraph (c), below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive.

                  (c) The Executive shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Executive gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) Give the Employer any information reasonably requested by the Employer relating to such claim,

                           (ii) Take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer,

                           (iii) Cooperate with the Employer in good faith in order effectively to contest such claim, and

                           (iv) Permit the Employer to participate in any proceedings relating to such claim;

provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Paragraph (c), the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Executive to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Paragraph (c), above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employer's complying with the requirements of said Paragraph
(c)) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employer pursuant to said Paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employer does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

         10. Dispute Resolution. In the event any dispute arises and the parties after good faith efforts are unable to agree as to the calculation of the amounts payable under this Agreement, it shall be settled in accordance with the majority opinion of a committee consisting of an accountant chosen by the Employer, an accountant chosen by the Executive and an independent accountant acceptable to both the Executive and the Employer, as the case may be. The committee's determination shall be binding and conclusive on the parties hereto. The Employer shall pay all fees and expenses of the dispute resolution.

         11. Enforcement. In the event the Employer shall fail to pay any amounts due to the Executive under this Agreement as they come due, the Employer agrees to pay interest on such amounts at a rate equal to the prime rate plus four percent (4%) per annum (as from time to time published in The Wall Street Journal (Midwest Edition)). The Employer agrees that Executive and any successor shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorneys fees and costs of litigation, if Executive is the prevailing party.

         12. Confidential Information.

                  The Executive shall not at any time during or following the Executive's employment with the Employer, directly or indirectly, disclose or use on the Executive's behalf or another's behalf, publish or communicate, except in the course of the Executive's employment and in the pursuit of the business of the Employer or any of its subsidiaries or affiliates, any proprietary information or data of the Employer or any of its subsidiaries or affiliates, which is not generally known to the public or which could not be recreated through public means and which the Employer may reasonably regard as confidential and proprietary. The Executive recognizes and acknowledges that all knowledge and information which the Executive has or may acquire in the course of the Executive's employment, such as, but not limited to the business, developments, procedures, techniques, activities or services of the Employer or the business affairs and activities of any customer, prospective customer, individual firm or entity doing business with the Employer are its sole valuable property, and shall be held by Executive in confidence and in trust for their sole benefit. All records of every nature and description which come into the Executive's possession, whether prepared by the Executive, or otherwise, shall remain the sole property of the Employer and upon termination of the Executive's employment for any reason, said records shall be left with the Employer as part of its property.

         13. Non-Competition; Non-Solicitation. The Executive acknowledges that the Employer and its affiliates and subsidiaries by nature of their respective businesses have a legitimate and protectable interest in their clients, customers and employees with whom they have established significant relationships as a result of a substantial investment of time and money, and but for the Executive's employment hereunder, the Executive would not have had contact with such clients, customers and employees. The Executive agrees that during the period of the Executive's employment with the Employer and for a period of one (1) year after termination of the Executive's employment for any reason (the "Non-Compete Period"), the Executive will not (except in the Executive's capacity as an employee of the Employer) directly or indirectly, for the Executive's own account, or as an agent, employee, director, owner, partner, or consultant of any corporation, firm, partnership, joint venture, syndicate, sole proprietorship or other entity which has a place of business (whether as a principal, division, subsidiary, affiliate, related entity, or otherwise) located within the Market Area (as hereinafter defined):

                  (a) engage, directly or indirectly, in any business that provides banking products or services or that otherwise competes in any way with the Employer or any of its subsidiaries or affiliates;

                  (b) solicit or induce, or attempt to solicit or induce any client or customer of the Employer or any of its subsidiaries or affiliates not to do business with the Employer or any of its subsidiaries or affiliates; or

                  (c) solicit or induce, or attempt to solicit or induce, any employee or agent of the Employer or any of its subsidiaries or affiliates to terminate his or her relationship with the Employer or any of its subsidiaries or affiliates.

         For purposes of this Agreement, "Market Area" shall be an area encompassed within a fifty (50) mile radius surrounding Executive's office as of the Date of Termination of employment.

         The foregoing provisions shall not be deemed to prohibit (i) the Executive's ownership, not to exceed five percent (5%) of the outstanding shares, of capital stock of any corporation whose securities are publicly traded on a national or regional securities exchange or in the over-the-counter market or (ii) the Executive serving as a director of other corporations and entities to the extent these directorships do not inhibit the performance of the Executive's duties hereunder or conflict with the business of the Employer.

         14. Remedies.

                  (a) The Executive acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the provisions of Paragraphs 12 and 13 will not cause the Executive undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect the Employer and its legitimate and proprietary business interests and property from irreparable harm. The Executive acknowledges and agrees that
(a) a breach of any of the covenants and provisions contained in Paragraphs 12 or 13 above, will result in irreparable harm to the business of the Employer,
(b) a remedy at law in the form of monetary damages for any breach by the Executive of any of the covenants and provisions contained in Paragraphs 12 and 13 is inadequate, (c) in addition to any remedy at law or equity for such breach, the Employer shall be entitled to institute and maintain appropriate proceedings in equity, including a suit for injunction to enforce the specific performance by Executive of the obligations hereunder and to enjoin Executive from engaging in any activity in violation hereof and (d) the covenants on the Executive's part contained in Paragraphs 12 and 13, shall be construed as agreements independent of any other provisions in this Agreement, and the existence of any claim, setoff or cause of action by the Executive against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense or bar to the specific enforcement by the Employer of said covenants. In the event of a breach or a violation by the Executive of any of the covenants and provisions of this Agreement, the running of the Non-Compete Period (but not of Executive's obligation thereunder) shall be tolled during the period of the continuance of any actual breach or violation.

                  (b) The parties hereto agree that the covenants set forth in Paragraphs 12 and 13 are reasonable with respect to their duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of Paragraph 12 or 13 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         15. Notices. Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered personally or by courier; (b) upon dispatch if transmitted by telecopy or other means of facsimile, provided a copy thereof is also sent by regular mail or courier; (c) within forty-eight (48) hours after deposit thereof in the U.S. mail, postage prepaid, for delivery as certified mail, return receipt requested; or (d) within twenty-four (24) hours after deposit thereof with a reputable overnight courier (charges prepaid), addressed, in any case to the party at the following address(es) or telecopy numbers:

                  (a) If to Executive, at the address set forth on the signature page hereof.

                  (b) If to the Employer:

                           PrivateBancorp, Inc.
                           The PrivateBank (St. Louis)
                           Ten North Dearborn Street
                           Suite 900
                           Chicago, IL  60602
                           Attn: Chief Executive Officer
                           Telecopy No.:  (312) 683-7111

                           with a copy to:

                           Vedder, Price, Kaufman & Kammholz
                           222 North LaSalle Street
                           Chicago, Illinois  60601-1003
                           Attn:  Ms. Jennifer R. Evans
                           Telecopy No.:  (312) 609-5005

or to such other address(es) or telecopy number(s) as any party may designate by written notice in the aforesaid manner.

         16.      Indemnification.

                  (a) In the event that legal action is instituted against the Executive during or after the term hereof by a third party (or parties) based on the performance or nonperformance by the Executive of the Executive's duties hereunder, the Employer will assume the defense of such action by its attorneys or attorneys selected by the Executive reasonably satisfactory to the Employer and advance the costs and expenses thereof (including reasonable attorneys' fees) without prejudice to or waiver by the Employer of its rights and remedies against the Executive. In the event that there is a final judgment entered against the Executive in any such litigation, and Executive is obligated, in accordance with its charter, by-laws, or insurance, to reimburse such entities, the Executive shall be liable to the Employer for all such costs and expenses paid or incurred by them in the defense of any such litigation (the "Reimbursement Amount"). The Reimbursement Amount shall be paid by the Executive within thirty (30) days after rendition of the final judgment. The Employer shall be entitled to set off the reimbursement amount against all sums which may be owed or payable by the Employer to the Executive hereunder or otherwise. The parties shall cooperate in the defense of any asserted claim, demand or liability against the Executive or the Employer or its subsidiaries or affiliates. The term "final judgment" as used herein shall be defined to mean the decision of a court of competent jurisdiction, and in the event of an appeal, then the decision of the appellate court, after petition for rehearing has been denied, or the time for filing the same (or the filing of further appeal) has expired.

                  (b) The rights to indemnification under this Section 16 shall be in addition to any rights which the Executive may now or hereafter have under the charter or By-laws of the Employer or any of its affiliates or subsidiaries, under any insurance contract maintained by the

Employer or any of its affiliates or subsidiaries, or any agreement between the Executive and the Employer or any of its affiliates or subsidiaries.

         17. Full Settlement; No Mitigation. The Employer's obligation to make the payments and provide the benefits provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

         18. Payment in the Event of Death. In the event payment is due and owing by the Employer to the Executive under this Agreement upon the death of the Executive, payment shall be made to such beneficiary as the Executive may designate in writing, or failing such designation, then the executor of the Executive's estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive, shall be entitled to receive all amounts owing to the Executive at the time of the Executive's death under this Agreement. Such payments shall be in addition to any other death benefits of the Employer and in full settlement and satisfaction of all severance benefit payments provided for in this Agreement.

         19. Entire Understanding. This Agreement constitutes the entire understanding between the parties relating to Executive's employment hereunder and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters and except for the terms and provisions of any employee benefit or other compensation plans (or any agreements or awards thereunder), referred to in this Agreement, or as otherwise expressly contemplated by this Agreement.

         20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Employer. The Employer shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Employer in accordance with the operation of law, and such successor shall be deemed the "Employer" for purposes of this Agreement.

         21. Tax Withholding. The Employer shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Employer to or for the benefit of the Executive under this Agreement or otherwise. The Employer may, at its option: (a) withhold such taxes from any cash payments owing from the Employer to the Executive, (b) require the Executive to pay to the Employer in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

         22. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

         23. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         24. Jurisdiction and Governing Law. Except as provided in Paragraph 10, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Illinois, and this Agreement shall be construed, interpreted and enforced in accordance with and governed by the laws of the State of Illinois, without regard to the choice of laws provisions of such State.

         25. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

         26. Survival. Provisions of this Agreement shall survive the termination of the Executive's employment with the Employer to the extent provided herein.

         27. Waiver. The waiver of any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

         28. Amendment. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

         29. Construction. The language used in this Agreement will be deemed to be the language chosen by Employer and the Executive to express their mutual intent and no rule of strict construction shall be applied against any person. Wherever from the context it appears appropriate, each term stated in either the singular of plural shall include the singular and the plural, and the pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine or neuter. The headings of the Paragraphs of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe the contents of this Agreement.

         30. No Duplication. Notwithstanding anything herein to the contrary, to the extent that any compensation or benefits are paid to or received by the Executive from the Bank,

PrivateBancorp or any other subsidiary of PrivateBancorp or the Bank, such compensation or benefits shall be subtracted from any amounts simultaneously due hereunder from PrivateBancorp and/or the Bank, as the case may be.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                       PRIVATEBANCORP, INC.


                                       By: /s/ Ralph B. Mandell
                                           -------------------------------------
                                       Title: Chief Executive Officer
                                              ----------------------------------

                                       THE PRIVATEBANK (ST. LOUIS)


                                       By: /s/ Richard C. Jensen
                                           -------------------------------------
                                       Title: Chairman and Chief Executive
                                               Officer


                                       EXECUTIVE


Address: __________________________    /s/ Richard C. Jensen
___________________________________    -----------------------------------------
___________________________________    Name:  Richard C. Jensen
Telecopy No.:______________________

                                               EXHIBIT A TO EMPLOYMENT AGREEMENT
                                               ---------------------------------

                         RELEASE AND SEVERANCE AGREEMENT
                         -------------------------------

         THIS RELEASE AND SEVERANCE AGREEMENT is made and entered into this ____ day of _________, _____ by and between PrivateBancorp, Inc. and its subsidiaries and affiliates (including, without limitation, The PrivateBank (St. Louis)) (collectively, "PBI") and Richard C. Jensen (hereinafter "EXECUTIVE").

         EXECUTIVE'S employment with PBI terminated on __________, ______; and EXECUTIVE has voluntarily agreed to the terms of this RELEASE AND SEVERANCE AGREEMENT in exchange for severance benefits under the Employment Agreement ("Employment Agreement") to which EXECUTIVE otherwise would not be entitled.

         NOW THEREFORE, in consideration for severance benefits provided under the Employment Agreement, EXECUTIVE on behalf of EXECUTIVE and EXECUTIVE'S spouse, heirs, executors, administrators, children, and assigns does hereby fully release and discharge PBI, its officers, directors, employees, agents, subsidiaries and divisions, benefit plans and their administrators, fiduciaries and insurers, successors, and assigns from any and all claims or demands for wages, back pay, front pay, attorneys' fees and other sums of money, insurance, benefits, contracts, controversies, agreements, promises, damages, costs, actions or causes of action and liabilities of any kind or character whatsoever, whether known or unknown, from the beginning of time to the date of these presents, relating to EXECUTIVE'S employment or termination of employment from PBI, including but not limited to any claims, actions or causes of action arising under the statutory, common law or other rules, orders or regulations of the United States or any State or political subdivision thereof including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

         EXECUTIVE acknowledges that EXECUTIVE'S obligations pursuant to Paragraphs 12 and 13, of the Employment Agreement relating to the use or disclosure of confidential information and non-solicitation of customers and employees shall continue to apply to EXECUTIVE.

         This Release and Settlement Agreement supersedes any and all other agreements between EXECUTIVE and PBI except agreements relating to proprietary or confidential information belonging to PBI, and any other agreements, promises or representations relating to severance pay or other terms and conditions of employment are null and void.

         This release does not affect EXECUTIVE'S right to any benefits to which EXECUTIVE may be entitled under any employee benefit plan, program or arrangement sponsored or provided by PBI, including but not limited to the Employment Agreement and the plans, programs and arrangements referred to therein.

         EXECUTIVE and PBI acknowledge that it is their mutual intent that the Age Discrimination in Employment Act waiver contained herein fully comply with the Older Workers Benefit Protection Act. Accordingly, EXECUTIVE acknowledges and agrees that:

                  (a) The severance benefits exceed the nature and scope of that to which EXECUTIVE would otherwise have been legally entitled to receive.

                  (b) Execution of this Agreement and the Age Discrimination in Employment Act waiver herein is EXECUTIVE'S knowing and voluntary act;

                  (c) EXECUTIVE has been advised by PBI to consult with EXECUTIVE'S personal attorney regarding the terms of this Agreement, including the aforementioned waiver;

                  (d) EXECUTIVE has had at least twenty-one (21) calendar days within which to consider this Agreement;

                  (e) EXECUTIVE has the right to revoke this Agreement in full within seven (7) calendar days of execution and that none of the terms and provisions of this Agreement shall become effective or be enforceable until such revocation period has expired;

                  (f) EXECUTIVE has read and fully understands the terms of this Agreement; and

                  (g) Nothing contained in this Agreement purports to release any of EXECUTIVE'S rights or claims under the Age Discrimination in Employment Act that may arise after the date of execution.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

PRIVATEBANCORP, INC.,                        EXECUTIVE
     for itself and its
     Subsidiaries and Affiliates

By:___________________________________       _________________________________
Its:__________________________________       Richard C. Jensen

                                      A-2